EXHIBIT 99.1
LSB BANCSHARES, INC.
COMPREHENSIVE EQUITY COMPENSATION PLAN
FOR DIRECTORS AND EMPLOYEES
DIRECTOR FEE DEFERRAL AGREEMENT
Participant’s Name: _________________________
Deferral Year: 2006
     THIS DIRECTOR FEE DEFERRAL AGREEMENT (“Deferral Agreement”) is between LSB Bancshares, Inc., a North Carolina corporation (the “Company”), and the Participant named above (“Participant”). This Deferral Agreement together with any attachments is an “Award Agreement” within the meaning of and made pursuant and subject to the provisions of the LSB Bancshares, Inc. Comprehensive Equity Compensation Plan for Directors and Employees (the “Equity Plan”), a copy of which has been furnished to Participant. All capitalized terms used but not defined herein have the same meaning given them in the Equity Plan.
ARTICLE 1
PARTICIPATION
     Section 1.1 Applicability. The Committee has established this form of Director Fee Deferral Agreement (“Deferral Agreement”) to provide a vehicle for members of the Board (each, a “Participant”) to defer receipt of certain fees payable in the form of Company Shares for serving on the Board. The Participant may defer Stock Fees only. For purposes hereof, the term “Stock Fees” means annual retainers or monthly meeting fees payable in the form of Company Shares for serving as a member of the Board. The term “Stock Fees” does not include:
     (a) any form of compensation payable in a form other than Company Shares;
     (b) compensation or fees for serving as a member of any committee of the Board; or
     (c) compensation or fees for serving as a member of the board of directors (or any committee thereof) of any subsidiary or affiliate of the Company.
Absent a deferral election, and pursuant to the Board’s written policies governing director compensation, the aggregate amount of the Participant’s Stock Fees for service on the Board during a calendar year are payable in full in a single payment during the first calendar quarter of such year.
     Section 1.2 Deferral Elections. The Participant may elect to defer receipt of Stock Fees by completing and filing with the Committee Article 7 of this Deferral Agreement (the “Election Form”) in accordance with the provisions of this Section. The Participant must file the signed Election Form with the Committee prior to the first day of the calendar year for which it is to be effective (the “Deferral Year”). The Election Form shall, to the extent set forth therein, apply only to Stock Fees payable in the Deferral Year but not yet earned by the Participant and to which he has not yet become entitled at the time he files his Election Form with the Committee. The Participant’s Election Form and this Deferral Agreement shall become irrevocable no later than the close of business on the last business day of the calendar year prior to the Deferral Year and shall expire on December 31 of the Deferral Year or, if earlier, on the effective date of the Participant’s termination of Service as a member of the Board.

     Section 1.3 Crediting Deferred Stock Units to the Participant’s Account. The Committee shall establish and maintain a separate bookkeeping account for each Participant who defers Stock Fees under this Deferral Agreement. Whenever payment of a Stock Fee is deferred pursuant to this Deferral Agreement (a “Deferral Date”), the Committee shall credit to the Participant’s account the number of Deferred Stock Units equal to the number of whole and fractional Shares deferred. For purposes hereof, each “Deferred Stock Unit” is a bookkeeping entry representing a single Share.
     Section 1.4 Crediting Dividend Equivalents. Whenever the Company pays a dividend on its Shares, the Committee shall credit to the Participant’s account the number of Deferred Stock Units equal to:
     (a) in the case of a dividend paid in Shares, the number of Shares the Participant would have received had he been the record owner on the dividend record date of actual Shares represented by the Deferred Stock Units credited to his account pursuant to this Deferral Agreement as of such record date, as determined by the Committee.
     (b) in the case of a dividend paid in cash, the number of Shares that the Participant would have received under the Company’s dividend reinvestment program had he been the record owner on the dividend record date of actual Shares represented by the Deferred Stock Units credited to his account pursuant to this Deferral Agreement as of such record date, as determined by the Committee.
     Section 1.5 Statement of Account. As soon as administratively practicable following the Participant’s written request, the Committee shall provide to him a statement showing the number of Deferred Stock Units credited to his account under this and other deferral agreements under the Equity Plan. Notwithstanding the foregoing, the Committee is not required to provide a written statement more than once per year.
ARTICLE 2
BENEFIT PAYMENTS
     Section 2.1 Termination of Service. Upon a Participant’s termination of Service on the Board for any reason other than death, the Participant shall be entitled to receive payment with respect to the Deferred Stock Units credited to his account pursuant to this Deferral Agreement as provided in this Section. At the time of payment, the Company shall redeem the Participant’s Deferred Stock Units by delivering to the Participant one Share for each one Deferred Stock Unit. Except as provided in Section 2.3, the Company shall deliver the Shares payable under this Section in a single transaction as soon as administratively practicable (but no later than March 15) in the calendar year immediately following the year in which the Participant terminates Service as a member of the Board. Notwithstanding the foregoing:
     (a) if the Participant is a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), delivery of such Shares shall not occur before the date which is six months after the date of such termination of Service; and
     (b) delivery of such Shares shall not occur in any event prior to the Participant’s “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i).

     Section 2.2 Survivor Benefits. If a Participant dies while in Service on the Board, the Participant’s Beneficiary shall be entitled to receive payment with respect to the Deferred Stock Units credited to the Participant’s account pursuant to this Deferral Agreement as provided in this Section. At the time of payment, the Company shall redeem the Deferred Stock Units credited to the Participant’s account pursuant to this Deferral Agreement by delivering to the Beneficiary one Share for each one Deferred Stock Unit. Except as provided in Section 2.3, the Company shall deliver the Shares payable under this Section in a single transaction as soon as administratively practicable (but no later than March 15) in the calendar year immediately following the year in which the Participant dies.
     Section 2.3 Installment Payout Election. Notwithstanding the provisions of Sections 2.1 and 2.2, a Participant who makes an installment payout election in accordance with this Section 2.3 shall have his Deferred Stock Units (subject to adjustments on account of the continuing crediting of dividend equivalents pursuant to Section 1.3) redeemed into Shares and delivered in five annual installments beginning at the time specified in Section 2.3(b)(i) or 2.3(b)(ii), as applicable. The number of Shares deliverable each year shall be equal to the number of Deferred Stock Units credited to the Participant’s account at the beginning of the year divided by the number of installments remaining due. The following rules shall apply to installment payout elections:
     (a) A Participant who desires to have his benefits paid in installments must complete and file with the Committee, at least 12 months prior to the date benefits would have otherwise been payable under Section 2.1 or 2.2, an installment payout election in such form as the Committee may require.
     (b) If the Participant makes a timely election pursuant to Section 2.3(a), installment payments shall commence:
     (i) in the case of benefits payable pursuant to an event described in Section 2.1, five years after the date the benefits would have otherwise been payable under Section 2.1; or
     (ii) in the case of benefits payable pursuant to an event described in Section 2.2, on the date the benefits would have otherwise been payable under Section 2.2 or, if later, 12 months after filing of the installment payout election.
     (c) A Participant’s installment payout election will not apply if the Participant has fewer than 1,000 Deferred Stock Units credited to his account (pursuant to this and all other Deferral Agreements under the Equity Plan) at the time of his termination of Service.
     (d) If the Participant dies while receiving installments but before receiving the last payment due, the remaining benefit payments shall be paid to the Participant’s Beneficiary in the same manner as they would have been paid to the Participant. If the Participant’s Beneficiary dies while receiving installments but before receiving the last payment due, the remaining benefit payments shall be paid in a lump sum to the Beneficiary’s estate.
     Section 2.4 Payment Before Service as Director Terminates. Except as permitted in Section 2.5, benefits are not payable prior to the Participant’s termination of Service.
     Section 2.5 Hardship Withdrawals. Notwithstanding any other provision hereof, a Participant may apply for early payment with respect to some or all of his Deferred Stock Units in the event of an unforeseeable emergency. An “unforeseeable emergency” is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, his spouse, or a dependent of the Participant (as defined in Code Section 152(a)); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. If the Committee determines in its discretion that the Participant has experienced an unforeseeable emergency, the Committee may direct the Company to redeem some or all of his Deferred Stock Units by issuing or delivering to the Participant Shares having a Fair Market Value not exceeding the amount necessary to satisfy the emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the early payment, and to deliver such Shares to the Participant. In determining the amount necessary to satisfy the emergency, the Committee shall take into account the extent to which the Participant’s hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). The Participant must apply to the Committee for an early payment pursuant to this Section 2.5 in such form and in accordance with such procedures as the Committee shall prescribe.
     Section 2.6 Payment in Shares. Payments hereunder shall be made in whole Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof would otherwise entitle the Participant to receive a fractional share the Fair Market Value of such fractional share shall be paid to the Participant in cash.
     Section 2.7 Certain Equity Plan Provisions Inapplicable. The provisions of Section 9(c) of the Equity Plan shall not apply to the Participant’s Deferral Agreements or these Deferral Provisions.

ARTICLE 3
BENEFICIARY
     Each Participant shall have the right, at any time, to designate a beneficiary or beneficiaries (each a “Beneficiary”) who will receive any payments with respect to any Deferred Stock Units remaining in the Participant’s account at the time of his death. The Participant’s Beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed by the Participant. If the Participant fails to designate a Beneficiary, or if he revokes his Beneficiary designation without executing a new designation, or if the designated Beneficiary predeceases the Participant, then the Company shall deliver any payments due on account of the Participant’s death to the Participant’s estate.
ARTICLE 4
AMENDMENT AND TERMINATION OF AWARD AGREEMENT
     Section 4.1 Amendment or Termination. The Committee in its discretion may at any time and from time to time:
     (a) amend the provisions hereof;
     (b) cease allowing Participants to defer fees pursuant hereto, provided that such action shall not take effect until the end of the calendar year in which the amendment is adopted; or
     (c) subject to Section 4.3, terminate this arrangement in its entirety.
Provided, however, that no such amendment or termination shall retroactively decrease the benefits payable to any Participant or Beneficiary under any existing Deferral Agreement.
     Section 4.2 Notice of Amendment or Termination. Within 60 days following a Committee action pursuant to Section 4.1, the Committee shall give written notice thereof to the Participant.
     Section 4.3 Payments Upon Termination. Upon the Committee’s decision to terminate all aspects of this arrangement in its entirety or to cease allowing Participants to defer fees pursuant hereto, as of the last day of the calendar year in which the decision becomes effective each Participant’s Deferral Agreement shall be of no further force and effect and no additional Deferred Stock Units may be credited to his account except as provided under Section 1.4. In addition, to the extent permitted by Code Section 409A and applicable guidance thereunder without triggering adverse tax consequences to the Participant or his Beneficiary (other than inclusion of amounts payable in taxable income in the year of termination), the Company shall redeem the Participant’s Deferred Stock Units into Shares and deliver such Shares to the Participant as soon as administratively practicable following the date of such termination. If the Company does not redeem the Participant’s Deferred Stock Units into Shares in accordance with the prior sentence, such Deferred Stock Units will be payable to the Participant or his Beneficiary in accordance with the other terms and conditions hereof.

ARTICLE 5
EFFECTIVE DATE
     This Deferral Agreement shall apply to Stock Fees deferred in the Deferral Year specified at the top of page 1 hereof. Articles 1 through 6 of this Deferral Agreement shall also apply to Stock Fees deferred in 2005, if any. [Second sentence will be deleted in forms for 2007 and later years]
ARTICLE 6
MISCELLANEOUS
     Section 6.1 Notices. Any notice or other communication given pursuant hereto shall be in writing and shall be personally delivered, sent by overnight delivery service, or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:	LSB Bancshares, Inc.
One LSB Plaza
Lexington, North Carolina 27293-0867
Attention: Secretary

If to Participant:	Participant’s address of record with the Company.
(Participant agrees to notify the Company of any change
of address)
Notwithstanding the foregoing, the Company in its discretion may allow the Participant to provide any notice or other communication pursuant to this Agreement in another form, including but not limited to oral or electronic form.
     Section 6.2 Interpretation of Deferral Agreement and Deferral Provisions Consistent with Deferred Compensation Rules. The Committee intends that amounts deferred by the Participant under the Deferral Agreement shall not be included in the Participant’s income for federal, state or local income tax purposes until benefits are actually paid or delivered to the Participant. Accordingly, the Deferral Agreement and any installment payout or other election hereunder shall be interpreted and administered consistently with the requirements of Code Section 409A, as amended or supplanted from time to time, and current and future Internal Revenue Service guidance thereunder. Notwithstanding any provision hereof or within the Participant’s Election Form to the contrary, the Committee shall have the power to amend this Deferral Agreement from time to time without the consent of any other party to the extent the Committee deems necessary or appropriate to preserve the intended tax treatment of amounts deferred under the Deferral Agreement and/or installment payout or other election hereunder.
     Section 6.3 Unsecured General Creditor. The Deferral Agreement is an unfunded arrangement providing deferred compensation benefits. Neither the Participant nor his Beneficiaries shall have any legal or equitable right, interest or claim in any specific property or assets of the Company, nor shall the Participant or his Beneficiaries have any rights, claims or interests in any life insurance policies, Shares or other assets (or the proceeds therefrom) owned or which may be acquired by the Company. The assets of the Company shall not be held under any trust for the benefit of the Participant or his Beneficiaries or held in any way as security for the fulfillment of the obligations of the Company hereunder. With respect to benefits payable under the Deferral Agreement and/or installment payout election, the Participant and his Beneficiaries are and shall remain unsecured general creditors of the Company.

     Section 6.4 Nonassignability. Neither the Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt any benefits payable under the Deferral Agreement and/or installment payout election and all rights created herein are expressly declared to be non-assignable and nontransferable. No part of the benefits payable under the Deferral Agreement and/or installment payout election shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall any such benefits be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
     Section 6.5 Obligations to Company. At the time benefits are payable to the Participant or Beneficiary pursuant to Article 2, any amount due to the Company from the Participant may be deducted from such benefits. Such determination shall be made by the Committee.
     Section 6.6 No Shareholder Rights. The Participant shall not have any shareholder rights with respect to Deferred Stock Units credited to his account pursuant hereto.
     Section 6.7 No Entitlement or Claims for Compensation. The deferral of fees contemplated hereby is wholly discretionary in nature and is not to be considered part of the Participant’s normal or expected compensation subject to severance, resignation, redundancy or similar compensation.
     Section 6.8 Change in Capital Structure. The Deferred Stock Units are subject to adjustment by the Committee as provided in the Equity Plan, including but not limited to Section 5(e) thereof.
     Section 6.9 Governing Law. This Agreement shall be governed by the internal laws of the State of North Carolina.
     Section 6.10 Compliance with Laws. The issuance of Shares upon redemption of Deferred Stock Units shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of the Nasdaq National Market (or any stock exchange or automated trading system on which the Shares may be listed and trading at the time of such issuance). The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and delivery of any Shares pursuant hereto shall relieve the Company of any liability with respect to the non-issuance or delivery of the Shares as to which such approval shall not have been obtained. The Company, however, shall use its reasonable efforts to obtain all such approvals.
     Section 6.11 Conflicts. In the event of any conflict between the provisions of the Equity Plan as in effect on the date hereof and the provisions of these Deferral Provisions, the provisions of the Equity Plan shall govern. All references herein to the Equity Plan shall mean the Equity Plan as in effect on the date hereof.
     Section 6.12 Binding Effect. Subject to the limitations stated above and in the Equity Plan, this Deferral Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.

ARTICLE 7
PARTICIPANT’S DEFERRAL ELECTION
Instructions to Participant: To defer the annual Board retainer, select A; to defer Board meeting fees otherwise payable in Company Shares, select B (you may select both A and B if you wish). Choose C if you do not wish to defer Board meeting fees or the annual retainer. To make your selection(s), put an “X” in the brackets of your choice or choices below.
A.	Deferral of Annual Retainer

☐	For the year specified above, I hereby elect to defer the Annual Retainer not yet earned to which I will become entitled for such year.
B.	Deferral of Meeting Fees Otherwise Payable in Company Shares

☐	For the year specified above, I hereby elect to defer the Board of Directors Meeting Fees not yet earned to which I will become entitled for such year, provided that this election shall apply only to the portion of Meeting Fees payable in the form of Company Shares.
C.	No Deferral of Retainer or Meeting Fees

☐	For the year specified above, I hereby elect not to defer any Annual Retainer or Meeting Fees for such year, but rather to be paid the Annual Retainer and Meeting Fees to which I will become entitled for such year as and when such amounts are otherwise payable to me by the Company.
     This Deferral Agreement shall apply only with respect to the Annual Retainer and the Meeting Fees payable in the form of Company Shares for service as a member of the Board of Directors. This Deferral Agreement shall not apply to (a) retainers or fees payable in cash, or (b) retainers or fees for service as a member of any committee of the Board of Directors or for service as a member of the board of directors (or committee thereof) of any subsidiary or affiliate of the Company, and such payments shall not be deferred.
Conversion Into Deferred Stock Units
     The Annual Retainer and Board Meeting Fees deferred pursuant to the Participant’s election in this Article 1 will be converted into Deferred Stock Units in accordance with the provisions of this Deferral Agreement. Deferred Stock Units may be redeemed and paid only as provided in this Deferral Agreement.
Effective Date of Election
     This Deferral Agreement shall be effective as of the date of execution by the Participant below and shall become irrevocable at 5:00 p.m. Eastern Standard Time on December 30, 2005. Until 5:00 p.m. Eastern Standard Time on December 30, 2005, the undersigned Participant may revoke this Deferral Agreement by delivering written notice of revocation to the Company’s Chief Financial Officer or Secretary.

409A Amendment Relating to 2005 Deferrals
     If I made a deferral election in December of 2004 to defer Quarterly Retainers and/or Board Meeting Fees earned in 2005 (the “2005 Election”), I acknowledge and agree that (a) such 2005 Election shall apply only to the portion of 2005 Quarterly Retainers and Board Meeting Fees payable in the form of Company Shares; and (b) the provisions of Articles 1 through 6 of this Deferral Agreement shall apply to Deferred Stock Units credited to me with respect to such 2005 Election and shall supersede any inconsistent provisions of my 2005 Election. My 2005 Election shall not apply to Quarterly Retainers and Board Meeting Fees payable in the form of cash and such amounts shall be paid to me in 2005.
[Note: this section would not be included in deferral agreements for 2007 or thereafter]
Acknowledgment and Agreement
     By signing this Deferral Agreement, I agree to be bound by all the terms and provisions of this Deferral Agreement and the Equity Plan. I hereby acknowledge receipt of the Equity Plan. I understand that no monies or Shares will be set aside in trust in my name with respect to any of my deferrals or any Deferred Stock Units credited to my account under this Deferral Agreement, and that I will at all times be an unsecured creditor of the Company with respect to benefits that may become payable hereunder.

Date	Director

Address:

Return your completed Deferral Agreement to the Committee, care of:
Assistant Secretary
LSB Bancshares, Inc.
One LSB Plaza
Lexington, North Carolina 27292
Acknowledgement of Election
The Committee hereby acknowledges the deferral elections contained herein.

Date	Authorized Signer on Behalf of Committee